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                                   Exhibit 11

Computation of Basic and Diluted Earnings Per Common Share

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                                                                               .
                                                                               .

                                A. Schulman Inc.

           Computation of Basic and Diluted Earnings Per Common Share.

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
                                               Year ended August 31
                                     ------------------------------------------
                                         2004           2003           2002
                                     ------------   ------------   ------------
Net income                           $ 27,906,000   $ 15,954,000   $ 32,154,000

Dividends on preferred stock               53,000         53,000         53,000
                                     ------------   ------------   ------------

Net income applicable to
   common stock                      $ 27,853,000   $ 15,901,000   $ 32,101,000
                                     ------------   ------------   ------------

Number of shares on which basic
 earnings per share is calculated:

Average outstanding during
   period                              30,128,117     29,496,281     29,296,435

Add - Incremental shares
   under stock compensation plans         446,940        370,602        349,216
                                     ------------   ------------   ------------

Number of shares on which
   diluted earnings per share
   is calculated                       30,575,057     29,667,037     29,845,497
                                     ------------   ------------   ------------

Basic earnings per share             $       0.93   $       0.54   $       1.10
                                     ------------   ------------   ------------

Diluted earnings per share           $       0.91   $       0.53   $       1.08
                                     ------------   ------------   ------------
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